Exhibit 32.1
CERTIFICATIONS
SARBANES-OXLEY ACT SECTION 906
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, the undersigned President and Chief Executive Officer and Executive Vice President and Chief Financial Officer of Triumph Financial, Inc. (the Company) certify, on the basis of such officers’ knowledge and belief that:
(1)The Quarterly Report of the Company on Form 10-Q for the period ended March 31, 2024, as filed with the Securities and Exchange Commission on April 17, 2024, (the Report) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Aaron P. Graft
	Name:	Aaron P. Graft
	Title:	President and Chief Executive Officer
	Date:	April 17, 2024

By:	/s/ W. Bradley Voss
	Name:	W. Bradley Voss
	Title:	Executive Vice President and Chief Financial Officer
	Date:	April 17, 2024
A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission upon request. This certification accompanies the Report and shall not be treated as having been filed as part of this Report.